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                                                                EXHIBIT 23.1


                                  AUDITORS' CONSENT




Board of Directors
Summit Bancorp:

We consent to the use of our report relating to the consolidated financial statements of Summit Bancorp and subsidiaries dated January 20, 1997, except as to the third paragraph of note 2, which is as of February 28, 1997, incorporated herein by reference in Registration Statement Nos. 333-29019 and 333-29019-01 on Form S-4, and to the reference to our Firm under the heading "Experts" in the registration statement/prospectus.




                                                  /s/ KPMG Peat Marwick LLP
                                                  --------------------------
                                                  KPMG Peat Marwick LLP

Short Hills, New Jersey
July 29, 1997